QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on August 18, 2003

Registration Statement No. 333-67860

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHIRON CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-2754624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4560 Horton Street
Emeryville, CA 94608
(Address of principal executive offices) (Zip Code)

William G. Green, Senior Vice President, General Counsel and Secretary
Chiron Corporation
4560 Horton Street
Emeryville, CA 94608
(Name and addressof agent for service)

(510) 665-8730
(Telephone number, including area code, of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not applicable.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

DEREGISTRATION OF SECURITIES

        Chiron Corporation, a Delaware corporation ("Chiron"), filed a Registration Statement on Form S-3 (File No. 333-67860) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") on August 17, 2001, registering $730,000,000 in Liquid Yield Option™ Notes due 2031 (the "Notes") and shares of Chiron's common stock into which the LYONs are convertible (the "Conversion Shares") to be offered from time-to-time by the selling shareholders named therein (the "Offering"). The Commission declared the Registration Statement effective on September 10, 2001.

        In accordance with the undertaking contained in Part II, Item 17(3) of the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, Chiron files this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to remove from registration all of the Notes and Conversion Shares that were subject to the Offering but remain unsold as of the date hereof. Chiron is deregistering these securities because its obligation to maintain the effectiveness of the Registration Statement pursuant to the terms of its registration rights agreement with the selling shareholders has expired.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, County of Alameda, State of California on August 15, 2003.

By:	/s/ HOWARD H. PIEN Howard H. Pien, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ HOWARD H. PIEN Howard H. Pien	President and Chief Executive Officer; Director	August 15, 2003
/s/ DAVID V. SMITH David V. Smith	Vice President and Acting Chief Financial Officer (Principal Financial and Accounting Officer)	August 15, 2003
* Seán P. Lance	Chairman of the Board	August 15, 2003
* Raymund Breu, Ph.D.	Director	August 15, 2003
* Vaughn D. Bryson	Director	August 15, 2003
* Lewis W. Coleman	Director	August 15, 2003
* Pierre E. Douaze	Director	August 15, 2003

/s/ J. RICHARD FREDERICKS J. Richard Fredericks	Director	August 15, 2003
* Paul L. Herrling, Ph.D.	Director	August 15, 2003
/s/ DENISE M. O‘LEARY Denise M. O'Leary	Director	August 15, 2003
* Edward E. Penhoet, Ph.D.	Director	August 15, 2003
* William J. Rutter, Ph.D.	Director	August 15, 2003
* Pieter J. Strijkert, Ph.D.	Director	August 15, 2003
*By:	/s/ DAVID V. SMITH David V. Smith Attorney-in-Fact

QuickLinks

DEREGISTRATION OF SECURITIES
SIGNATURES